EXHIBIT 1
                                    ---------

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree that:

(i) each of them is individually eligible to use the Schedule 13D attached hereto;
(ii)     the attached Schedule 13D is filed on behalf of each of them; and
(iii) eachof them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning him or itself; But none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless he or it knows or has reason to believe that such information is inaccurate.

Dated: December 19, 2002


SIGNATURE:

                                          PRIMESOFT, LLC
                                          A Delaware limited liability company

                                          /s/ Mahita Caddell
                                          --------------------------------------
                                          Name:  Mahita Caddell
                                          Title:  Director

                                          GOLDSTONE TECHNOLOGIES LIMITED
                                          A corporation organized under the laws
                                          of India

                                          /s/ Mahita Caddell
                                          --------------------------------------
                                          Name:  Mahita Caddell
                                          Title:  Director